Exhibit 99.4
FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is effective as of April 28, 2008 by and among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement referenced below), the Lenders signatory hereto, and GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.), as administrative agent (the “Administrative Agent”) for the Lenders and as collateral agent and security trustee (the “Collateral Agent”; and together with the Administrative Agent, the “Agents”) for the Secured Parties.
RECITALS
     WHEREAS, Borrower, Guarantors, the Administrative Agent, the Collateral Agent and Lenders entered into that certain Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the parties to the Credit Agreement have agreed to amend the Credit Agreement, all as set forth herein.
     NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agents, Lenders, Borrower and the other Loan Parties agree as follows:
Section 1. Amendments. The Credit Agreement is hereby amended as follows:
     1.1 Definition of the term “Issuing Bank” is amended and restated to read in its entirety as follows:
“Issuing Bank” shall mean, as the context may require, (a) Merrill Lynch Bank with respect to Letters of Credit issued by it, (b) General Electric Capital Corporation, a Delaware corporation, or a Subsidiary thereof or, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, a bank or other legally authorized Person selected by or acceptable to Administrative Agent in its sole discretion, in such Person’s capacity as an issuer of Letters of Credit hereunder (including, without limitation, with respect to Letters of Credit issued by such Persons prior to the First Amendment Date), (c) any other Lender that may become an Issuing Bank pursuant to Section 2.18(i), with respect to Letters of Credit issued by such Lender; or (d) collectively, all of the foregoing, and/or individually, any of the foregoing, as applicable.
     1.2 The following defined term is added to Article I of the Credit Agreement in its proper alphabetical order:

     “First Amendment Date” shall mean April 28, 2008.
Section 2. Conditions to Effectiveness. This Amendment shall be effective on the date this Amendment shall have been executed and delivered by the Required Lenders and the Loan Parties.
Section 3. Representations and Warranties of Loan Parties.
     3.1 The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
     3.2 Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and
     3.3 Neither the execution, delivery and performance of this Amendment by each Loan Party nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Loan Party’s certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to the Agents on or before the date hereof.
Section 4. Reference to and Effect upon the Credit Agreement.
     4.1 Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     4.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
     4.3 Each Loan Party acknowledges and agrees that the execution and delivery by Agents and Required Lenders of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate Agents or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or

2

impair any right of Agents or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.
     4.4 Each Loan Party affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.
Section 5. Costs and Expenses. As provided in Section 11.03 of the Credit Agreement, Borrower agrees to reimburse Agents for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.
Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by mailing of a hard copy original.
[Signature Pages Follow]

3

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWER: GENERAL CABLE INDUSTRIES, INC., as the Borrower
By:	/s/ Brian J. Robinson
Name:	Brian J. Robinson
Title:	EVP, CFO & Treasurer

Signature Page to the First Amendment to
Third Amended and Restated Credit agreement

AGENTS: GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.), as a Lender, Swingline Lender, Administrative Agent and Collateral Agent
By:	/s/ James Desantis
Name:	James Desantis
Title:	Duly Authorized Signatory

Signature Page to the First Amendment to
Third Amended and Restated Credit agreement

LENDERS: Bank of America, NA, as a Lender
By:	/s/ Michael Fine
Name:	Michael Fine
Title:	Senior Vice President

Signature Page to the First Amendment to
Third Amended and Restated Credit agreement

CALYON NEW YORK BRANCH as a Lender
By:	/s/ Joseph Philbin
Name:	Joseph Philbin
Title:	Director

By:	/s/ Blake Wright
Name:	Blake Wright
Title:	Managing Director

Signature Page to the First Amendment to
Third Amended and Restated Credit agreement

LENDERS: THE CIT GROUP / BUSINESS CREDIT INC., as a Lender
By:	/s/ Mark Long
Name:	Mark Long
Title:	Vice President

Signature Page to the First Amendment to
Second Amended and Restated Credit agreement

LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:	/s/ James Desantis
Name:	James Desantis
Title:	Duly Authorized Signatory

Signature Page to the First Amendment to
Third Amended and Restated Credit agreement

LENDERS: THE HUNTINGTON NATIONAL BANK as a Lender
By:	/s/ Timothy N. Molony
Name:	Timothy N. Molony
Title:	Vice President

Signature Page to the First Amendment to
Third Amended and Restated Credit agreement

LENDERS:
JP Morgan Chase Bank, N.A.		,
as a Lender
By:	/s/ Matthew A. Brewer
Name: Matthew A. Brewer
Title: Assistant Vice President

Signature Page to the First Amendment to
Third Amended and Restated Credit agreement

LENDERS:

PNC Bank, National Association as a Lender	,

By:	/s/ Bruce A. Kintner
Name:	Bruce A. Kintner
Title:	Vice President

Signature Page to the First Amendment to
Third Amended and Restated Credit Agreement

LENDERS:

RZB Finance LLC as a Lender	,

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	Group Vice President

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

Signature Page to the First Amendment to
Third Amended and Restated Credit Agreement

LENDERS:

Standard Chartered Bank as a Lender	,

By:	/s/ David Foster
Name: David Foster
Title: DIRECTOR METALS & MINING

By:	/s/ Robert K. Reddington
Name: Robert K. Reddington
Title:	AVP/CREDIT DOCUMENTATION CREDIT RISK CONTROL STANDARD CHARTERED BANK N.Y.

Signature Page to the First Amendment to
Third Amended and Restated Credit Agreement

LENDERS:

UPS CAPITAL CORPORATION,
as a Lender

By:	/s/ John P. Holloway
Name:	John P. Holloway
Title:	Director of Portfolio Management

Signature Page to the First Amendment to
Third Amended and Restated Credit Agreement

LENDERS:

WACHOVIA CAPITAL FINANCE
CORPORATION
(CENTRAL) as a Lender

By:	/s/ Laura Wheeland
	Name:	Laura Wheeland
	Title:	Vice President

Signature Page to the First Amendment to
Third Amended and Restated Credit Agreement

The following Persons are signatories to this
Amendment in their capacity as Loan Parties.

GENERAL CABLE COMPANY
GENERAL CABLE CORPORATION
GK TECHNOLOGIES, INCORPORATED,
GENERAL CABLE INDUSTRIES, LLC
GENERAL CABLE TECHNOLOGIES CORPORATION,

each as a Loan Party, Borrowing Base Guarantor and Guarantor

By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President

GENERAL CABLE TEXAS OPERATIONS,
L.P., as a Loan Party, Borrowing Base Guarantor
and Guarantor
By: GENERAL CABLE INDUSTRIES, INC., its
general partner

By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President

Signature Page to the First Amendment to
Third Amended and Restated Credit Agreement

MARATHON MANUFACTURING HOLDINGS, INC.
GENERAL CABLE OVERSEAS HOLDINGS, LLC
GENERAL CABLE MANAGEMENT LLC DIVERSIFIED CONTRACTORS, INC. MLTC COMPANY
MARATHON STEEL COMPANY, each as a PHELPS DODGE INTERNATIONAL CORPORATION
PHELPS DODGE ENFIELD CORPORATION PD WIRE & CABLE SALES CORPORATION GENCA CORPORATION
GENERAL CABLE CANADA LTD. GC GLOBAL HOLDINGS, INC.,
each as a Loan Party and Guarantor

By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President

PHELPS DODGE NATIONAL CABLES
CORPORATION, as a Loan Party and Guarantor

By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President

PHELPS DODGE AFRICA CABLE
CORPORATION, as a Loan Party and Guarantor

By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President

Signature Page to the First Amendment to
Third Amended and Restated Credit Agreement